Exhibit 99.3

[DutchFork Letterhead]

Dear Newberry Federal Savings Bank ESOP Participant:

        On behalf of the Board of Directors of DutchFork Bancshares, Inc. (the "Company"), I am forwarding to you the attached green vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (formerly First Bankers Trust Company, N.A.), the trustee for the Newberry Federal Savings Bank Employee Stock Ownership Plan (the "ESOP") on the proposed merger of DutchFork Bancshares, Inc. and First Community Corporation. Details of the proposed merger are set forth in the enclosed proxy statement-prospectus for the special meeting of shareholders of Dutchfork Bancshares, Inc. to be held on August 31, 2004.

        As a participant in the ESOP, you are entitled to vote all shares of Company common stock allocated to your account as of July 6, 2004, the record date for the special meeting of shareholders. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by August 22, 2004. If you do not direct the ESOP Trustee how to vote the shares of Company common stock allocated to your ESOP account, the ESOP Trustee will vote your shares in a manner calculated to accurately reflect the instructions it receives from other participants, subject to its fiduciary duties. All unallocated shares of Company common stock held in the ESOP Trust will be voted by the ESOP Trustee in the same proportion as the allocated shares are voted.

        Please complete and sign the green vote authorization form and return it in the enclosed envelope no later than August 22, 2004.

                      Sincerely,

                      J. Thomas Johnson
                       Chairman of the Board and Chief Executive Officer

Name:

Shares:

VOTE AUTHORIZATION FORM

        I understand that First Bankers Trust Services, Inc. (formerly First Bankers Trust Company, N.A.), the ESOP Trustee, is the holder of record and custodian of all shares allocated to me of DutchFork Bancshares, Inc. (the "Company") common stock under the Newberry Federal Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Shareholders to be held on August 31, 2004.

        Accordingly, you are to vote my shares as follows:

1.
Approval of Agreement and Plan of Merger. Proposal to approve the Agreement and Plan of Merger dated April 12, 2004 between First Community Corporation and DutchFork Bancshares, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.
Authority to Vote on Adjournment of Special Meeting. In the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn. The undersigned hereby:

☐
Grants authority to vote in favor of any such adjournment or adjournments

☐
Withholds authority to vote in favor of any such adjournments

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

        The ESOP Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above.

Date	Signature

        Please date, sign and return this form in the enclosed postage-paid envelope no later than August 22, 2004.

[DutchFork Letterhead]

Dear 401(k) Plan Participant:

        On behalf of the Board of Directors of DutchFork Bancshares, Inc. (the "Company"), I am forwarding to you the attached pink vote authorization form for the purpose of conveying your voting instructions to The Bank of New York, the trustee for the DutchFork Bancshares, Inc. Stock Fund (the "Employer Stock Fund") in the Newberry Federal Savings Bank Employees' Savings & Profit Sharing Plan (the "401(k) Plan") on the proposed merger of DutchFork Bancshares, Inc. and First Community Corporation. Details of the proposed merger are set forth in the enclosed proxy statement-prospectus for the special meeting of shareholders of Dutchfork Bancshares, Inc. to be held on August 31, 2004.

        In order to provide the Employer Stock Fund Trustee with guidance in voting the shares of Company Common Stock credited to your account in the 401(k) Plan, please complete and sign the pink vote authorization form and return it in the enclosed envelope no later than August 22, 2004. Muldoon Murphy Faucette & Aguggia LLP ("MMF&A") will tabulate the 401(k) Plan votes and forward the results to the Employer Stock Fund Trustee. If MMF&A does not receive your voting instructions by August 22, 2004, the 401(k) Plan Trustee will vote your shares as directed by the Company.

                      Sincerely,

                      J. Thomas Johnson
                       Chairman of the Board, President and Chief Executive Officer

Name:

Shares:

VOTE AUTHORIZATION FORM

        I understand that The Bank of New York, the Employer Stock Fund Trustee, is the holder of record and custodian of all shares credited to me of DutchFork Bancshares, Inc. (the "Company") common stock under the DutchFork Bancshares, Inc. Stock Fund. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Shareholders to be held on August 31, 2004.

        Accordingly, you are to vote my shares as follows:

1.
Approval of Agreement and Plan of Merger. Proposal to approve the Agreement and Plan of Merger dated April 12, 2004 between First Community Corporation and DutchFork Bancshares, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.
Authority to Vote on Adjournment of Special Meeting. In the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn. The undersigned hereby:

☐
Grants authority to vote in favor of any such adjournment or adjournments

☐
Withholds authority to vote in favor of any such adjournments

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

        The Employer Stock Fund Trustee is hereby authorized to vote any shares credited to me in its trust capacity as indicated above.

Date	Signature

        Please date, sign and return this form in the enclosed postage-paid envelope no later than August 31, 2004.

[DutchFork Letterhead]

Dear Stock Award Recipient:

        On behalf of the Board of Directors of DutchFork Bancshares, Inc. (the "Company"), I am forwarding to you the attached yellow vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (formerly First Bankers Trust Company, N.A.), the trustee for the DutchFork Bancshares, Inc. 2001 Stock-Based Incentive Plan (the "Incentive Plan") on the proposed merger of DutchFork Bancshares, Inc. and First Community Corporation. Details of the proposed merger are set forth in the enclosed proxy statement-prospectus for the special meeting of shareholders of Dutchfork Bancshares, Inc. to be held on August 31, 2004.

        In order to provide the Incentive Plan Trustee with instructions on how to vote the shares of unvested Company common stock subject to your stock award under the Incentive Plan, please complete and sign the yellow vote authorization form and return it in the enclosed envelope no later than August 22, 2004. The votes will be tallied by the Incentive Plan Trustee and the Incentive Plan Trustee will use the voting instructions it receives to vote the shares of Company common stock held in the Incentive Plan Trust.

                      Sincerely,

                      J. Thomas Johnson
                       Chairman of the Board, President and Chief Executive Officer

Name:

Shares:

VOTE AUTHORIZATION FORM

        I understand that First Bankers Trust Services, Inc. (formerly First Bankers Trust Company, N.A.), the Incentive Plan Trustee, is the holder of record and custodian of all unvested shares awarded to me of DutchFork Bancshares, Inc. (the "Company") common stock under the DutchFork Bancshares, Inc. 2001 Stock-Based Incentive Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Shareholders to be held on August 31, 2004.

        Accordingly, you are to vote my shares as follows:

1.
Approval of Agreement and Plan of Merger. Proposal to approve the Agreement and Plan of Merger dated April 12, 2004 between First Community Corporation and DutchFork Bancshares, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.
Authority to Vote on Adjournment of Special Meeting. In the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn. The undersigned hereby:

☐
Grants authority to vote in favor of any such adjournment or adjournments

☐
Withholds authority to vote in favor of any such adjournments

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

        The Incentive Plan Trustee is hereby authorized to vote any unvested shares awarded to me in its trust capacity as indicated above.

Date	Signature

        Please date, sign and return this form in the enclosed postage-paid envelope no later than August 22, 2004